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                                                                     Exhibit 3.2

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                             OF CRITICAL PATH, INC.
                            a California Corporation


        The undersigned David A. Thatcher hereby certifies that:

        ONE: He is the duly elected and acting President and Secretary of said corporation.

        TWO: Article III of the Articles of Incorporation of said corporation shall be amended and to read in full as follows:

                                  ARTICLE III
                                     STOCK

        This Corporation is authorized to issue two classes of stock to be designated respectively, Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of capital stock which the Corporation is authorized to issue is Five Hundred Five Million (505,000,000) shares, of which Five Hundred Million (500,000,000) shares shall be Common Stock, and Five Million (5,000,000) shares shall be Preferred Stock. Both the Common Stock and the Preferred Stock shall have par value of $0.001 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized, within the limitations and restrictions stated in this Amended and Restated Articles of Incorporation, to provide for the issue, in one or more series, of all or any of the remaining shares of the Preferred Stock, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of California. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                     * * *

        THREE: The foregoing amendment has been approved by the Board of Directors of said corporation.

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     FOUR: The foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Sections 902 and 903 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 58,732,075 shares of Common Stock and 1 share of Preferred Stock, designated Special Voting Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being the majority of the outstanding shares of Common Stock voting as a single class and a majority of the outstanding shares of Common Stock and Special Voting Stock on as-if converted into common stock basis, voting together as a single class.

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     IN WITNESS WHEREOF, the undersigned have executed this certificate on
December 1, 2000.


                                   /s/ DAVID A. THATCHER
                                   --------------------------------
                                   David A. Thatcher, President


                                   /s/ DAVID A. THATCHER
                                   --------------------------------
                                   David A. Thatcher, Secretary


     The undersigned certify under penalty of perjury that they have read the foregoing Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

     Executed at San Francisco, California on December 1, 2000.



                                   /s/ DAVID A. THATCHER
                                   --------------------------------
                                   David A. Thatcher


                                   /s/ DAVID A. THATCHER
                                   --------------------------------
                                   David A. Thatcher